UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               January 19, 2006
               Date of Report (Date of earliest event reported)

                               THE STANLEY WORKS
            (Exact name of registrant as specified in its charter)


         Connecticut                    1-5244                 06-0548860
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of Incorporation)                                    Identification No.)

              1000 Stanley Drive
           New Britain, Connecticut                               06053
   (Address of principal executive offices)                     (Zip Code)

                          (860) 225-5111 Registrant's
                     telephone number, including area code

                                Not Applicable
         (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c).


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Item 1.01.        Entry Into A Material Definitive Agreement.

                  On January 19, 2006, the Board of Directors of The Stanley Works (the "Company") declared a dividend distribution of one preferred share purchase right ("a Right") for each outstanding share of Common Stock to stockholders of record at the close of business on March 10, 2006, the expiration date of the Company's existing Rights Agreement (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one two-hundredth of a share of Series A Junior Participating Preferred Stock without par value (the "Preferred Stock") at a Purchase Price of $220, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Computershare Investor Services L.L.C., as Rights Agent. The declaration of the dividend extends the Company's existing shareholder rights plan until March 10, 2016.

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliate or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock, subject, to certain exceptions, including for inadvertent acquisitions in excess of 14.9% of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning fifteen percent (15%) or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 10, 2016, unless earlier redeemed or exchanged by the Company as described below.

                  In the event that a Person becomes the beneficial owner of more than fifteen percent (15%) of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger described in the second preceding paragraph or a merger which follows an offer described in the second preceding paragraph), or (ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

                  At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of fifteen percent (15%) or more of the outstanding Common Shares and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one two-hundredths of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  At any time until ten (10) business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

                  A copy of the Rights Agreement is attached hereto as Exhibit
4.1 and is incorporated herein by reference. The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

                  On January 19, 2006, the Company and the Rights Agent also entered into an Amendment No. 1 to Rights Agreement, (the "Amendment"), amending the prior Rights Agreement. The Amendment (i) modifies the definition of "Acquiring Person" to increase from 10% to 15% the beneficial ownership level that any person or group of persons may acquire before triggering the Rights and (ii) modifies the definition of "Acquiring Person" to exclude from the definition any person or group of persons who inadvertently acquires a beneficial ownership level in excess of 14.9%.

                  A copy of the Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 3.01         Material Modification to Rights of Security Holders.

                  See Item 1.01 above.

Item 9.01.        Financial Statements and Exhibits.


                  (c)  Exhibits.
                       ---------

Exhibit 4.1 Rights Agreement, dated as of January 19, 2006, by and between The Stanley Works and Computershare Investor Services L.L.C.

Exhibit 4.2 Amendment No. 1 to Rights Agreement, dated as of January 19, 2006, by and between The Stanley Works and Computershare Investor Services L.L.C.


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                                  SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         THE STANLEY WORKS


                                         By: /s/ Bruce H. Beatt
                                             -------------------------------
                                         Name:   Bruce H. Beatt
                                         Title:  Vice President, General Counsel
                                                 and Secretary


Dated: January 20, 2006


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                               INDEX TO EXHIBITS


Exhibit 4.1 Rights Agreement, dated as of January 19, 2006, by and between The Stanley Works and Computershare Investor Services L.L.C.

Exhibit 4.2 Amendment No. 1 to Rights Agreement, dated as of January 19, 2006, by and between The Stanley Works and Computershare Investor Services L.L.C.